UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

COUNTY BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 North Rapids Road, Manitowoc, WI		54221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (920) 686-9998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On Friday, May 13, 2016, County Bancorp, Inc. (the “Company”) announced that the merger (the “Merger”) of Fox River Valley Bancorp, Inc., a Wisconsin corporation (“Fox River Valley”), with and into County Acquisition LLC, the Company’s wholly owned subsidiary (“Merger Sub”), was consummated in accordance with the Agreement and Plan of Merger, dated as of November 19, 2015, among the Company, Merger Sub and Fox River Valley (the “Merger Agreement”), effective as of the close of business on May 13, 2016. In connection with the Merger, The Business Bank, a Wisconsin‑chartered bank and wholly-owned subsidiary of Fox River Valley, merged with and into Investors Community Bank, the Company’s wholly owned subsidiary.  Pursuant to the terms of the Merger Agreement, the outstanding shares of common stock of Fox River Valley were exchanged for aggregate consideration of $28.9 million, paid 50% in cash and 50% in shares of the Company’s common stock.  Shareholders of Fox River Valley who timely completed an election form had the ability to elect to receive merger consideration in the form of all cash, all shares of Company common stock, or a combination of cash and shares of Company common stock, subject to proration.  Shareholders of Fox River Valley who did not complete and return an election form by the election deadline will receive merger consideration in the form of 50% cash and 50% shares of Company common stock, with cash in lieu of any fractional shares.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1  in a Current Report on Form 8-K with the Securities and Exchange Commission on November 20, 2015, and is incorporated herein by reference.

A copy of the Company’s press release, dated May 13, 2016, announcing the completion of the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon completion of the Merger on May 13, 2016, Mr. Robert Matzke and Mr. Rick Dercks were appointed to the board of directors of the Company.  Pursuant to the terms of the Merger Agreement, the Company was required to appoint to the Company’s board of directors two individuals who previously served on the board of directors of Fox River Valley

In connection with the reorganization of the Company’s board of directors, to keep the number of directors in each class as equal as possible, Edson P. Foster resigned as a Class II director effective upon completion of the Merger and was reappointed as a Class I director.

The Company’s 12 directors are assigned to Classes I, II and III as follows:

Class I	Class II	Class III
William C. Censky	Mark R. Binversie	Lynn D. Davis, Ph.D.
Edson P. Foster	Carmen L. Chizek	Timothy J. Schneider
Wayne D. Mueller	Rick Dercks	Andrew J. Steimle
Gary J. Ziegelbauer	Robert E. Matzke	Kenneth R. Zacharias

Item 9.01. Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired

The Company intends to provide the financial statements of Fox River Valley for the periods specified in Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of Form 8-K.

(b)Pro Forma Financial Information

The Company intends to provide the pro forma financial information required by Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of Form 8-K.

(d)Exhibits.

Exhibit No.Description

99.1	Press Release of County Bancorp, Inc., dated May 13, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2016	County Bancorp, Inc.

By:/s/ Mark A. Miller

Name:  Mark A. Miller

Title:    Secretary